                                                                     EXHIBIT 2.1



                         SECURITIES PURCHASE AGREEMENT


                 THIS SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of October 1, 1996, is entered into among CIRCO CRAFT HOLDING COMPANY, a Delaware corporation (the "Company"), and the Purchasers listed on the signature pages hereof.

                 In consideration of the premises, mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                        PURCHASE AND SALE OF SECURITIES

         1.1 Commitments to Purchase. The Company agrees to sell and, subject to the terms and conditions set forth herein and in reliance on the representations and warranties of the Company contained herein, each of the Purchasers agrees, severally but not jointly, to purchase the number of shares of Common Stock, par value $.01 per share (the "Common Stock"), or Class A Common Stock, par value $.01 per share (the "Class A Common Stock" and together with the Common Stock, the "Securities"), of the Company set forth below such Purchaser's name on Exhibit A hereto, for the cash purchase price set forth below such Purchaser's name on Exhibit A hereto.

         1.2     Closing.

                 (a) The purchases and sales of the Securities will take place at a closing (the "Closing") at the offices of Weil, Gotshal & Manges, 100 Crescent Court, Suite 1300, Dallas, Texas 75201, at 9:00 a.m., Dallas time, on October 1, 1996, or on such other date as is specified by the Company to the Purchasers in writing at least one (1) business day prior thereto.

                 (b) At the Closing, the Company shall deliver to each Purchaser, against payment of the purchase price therefor, certificates for the shares of Common Stock or Class A Common Stock purchased by such Purchaser. Each Security so purchased shall be registered in the name of such Purchaser or such other Person or Persons (each as hereinafter defined) as such Purchaser may designate.

                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         To induce the Purchasers to purchase the Securities as herein provided, the Company makes the following representations and warranties to the Purchasers, each and all of which shall be true and correct as of the date of the execution and delivery of this Agreement and shall survive the execution and delivery of this Agreement:

         2.1 Corporate Existence. The Company: (a) is duly organized and validly existing under the laws of the jurisdiction of its organization; (b) has all requisite corporate power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted and to consummate the transactions contemplated by this Agreement; and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure to so qualify would have a material adverse effect on the results of operations, business or financial condition of the Company and its subsidiaries taken as a whole.

         2.2 Authorization. The Company has all requisite corporate power and authority to enter into this Agreement, issue the Securities and perform its obligations hereunder. The execution, delivery and performance of this Agreement and the Stockholders Agreement (as hereinafter defined) have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement and the Stockholders Agreement have been duly executed and delivered by the Company. This Agreement and the Stockholders Agreement constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms subject, as to enforceability, to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability affecting the rights of creditors and to general principles of equity.

         2.3 No Conflict. The execution, delivery and performance by the Company of this Agreement and the Stockholders Agreement do not and will not
(a) violate or contravene or be in conflict with (i) any provision of the Certificate of Incorporation or By-Laws of the Company, (ii) any provision of any law, rule or regulation applicable to the Company, (iii) any order, judgment or decree of any court or other agency, (b) violate, result in a breach of or constitute a default under any term of any mortgage, indenture, contract or agreement to which the Company is a party or by which the Company or any property of the Company is bound; or

(c) result in the creation of any tax, charge, claim, lien, security interest or other encumbrance of any kind whatsoever on any of the properties or assets of the Company.

         2.4 Capitalization. The duly authorized capital stock of the Company consists of (i) 90,000,000 shares of Common Stock, of which 67,949,754 shares will be issued and outstanding immediately after the consummation of the transactions contemplated by this Agreement, and (ii) 10,000,000 shares of Class A Common Stock, of which 7,111,111 shares will be issued and outstanding immediately after the consummation of the transactions contemplated by this Agreement. Except for the Class A Common Stock and the 2,315,066 IRR Stock Options (as defined), there are no options, warrants, calls, subscriptions, conversion or other rights, agreements or commitments obligating the Company to issue any additional shares of capital stock of the Company or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of capital stock of the Company. Except as set forth in the Stockholders Agreement, neither the Company nor any of its subsidiaries has entered into any agreement to register any capital stock of the Company under the Securities Act of 1933, as amended (the "Securities Act"). When issued in accordance with the provisions of this Agreement, the Securities will be duly authorized, validly issued, fully paid and non-assessable and will be free and clear of any and all taxes, charges, claims, liens and security interests or other encumbrances of any kind whatsoever.

                                  ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

         3.1     Private Placement.

                 (a) Each Purchaser (as to itself only) understands and acknowledges that:

                          (i) the offering and sale of the Securities is intended to be exempt from registration under the Securities Act of 1933, as amended, by virtue of the provisions of either Section 4(2) of the Securities Act or Rule 506 of Regulation D ("Regulation D") promulgated under the Securities Act by the Securities and Exchange Commission (the "SEC");

                          (ii) the offering itself will be reported by the Company to the SEC to the extent required by Regulation D and to various state securities or blue sky commissioners to the extent required by applicable state law; and

                          (iii) there is no existing public or other market for the Securities and there can be no assurance that any Purchaser will be able to sell or dispose of such Purchaser's Securities.

                 (b) Each Purchaser (as to itself only) represents and warrants to the Company that:

                          (i) the Securities to be acquired by it pursuant to this Agreement are being acquired for its own account, not as a nominee or agent for any other Person and without a view to the distribution of such Securities or any interest therein in violation of the Securities Act; and

                          (ii) such Purchaser is an "accredited investor" within the meaning of Rule 501(a) under Regulation D, and has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Securities, and such Purchaser is capable of bearing the economic risks of such investment and is able to bear the complete loss of its investment in the Securities.

                 (c) Each Purchaser further represents that the execution, delivery, and performance of this Agreement is within such Purchaser's powers (corporate or otherwise) and has been duly authorized by all requisite action (corporate or otherwise).

                 (d) Each Purchaser acknowledges that the Securities have not been registered under the Securities Act and understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or such sale is permitted pursuant to an available exemption from such registration requirement.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

         4.1 Conditions to Obligation of the Purchasers. Notwithstanding any other provision of this Agreement and without affecting in any manner the rights of the Purchasers hereunder, the Company shall have no rights under this Agreement (but shall have all applicable obligations hereunder), and the Purchasers shall not be obligated to purchase the Securities hereunder, unless and until each of the following conditions precedent shall have been fulfilled or (with the consent of each Purchaser) waived:

                 (a) The Securities being purchased by each Purchaser, shall have been delivered duly executed to the Purchasers;

                 (b) Simultaneously with the purchase of the Securities, HMTF Canada Acquisition Inc., a Quebec corporation and a subsidiary of the Company ("Sub"), shall have entered into a Credit Agreement (the "Credit Agreement"), among the Company, The Chase Manhattan Bank of Canada and Chemical Bank of Canada which will provide the Company a credit facility in an aggregate amount up to $110 million;

                 (c) Simultaneously with the purchase of the Securities, Sub shall have acquired at least 66-2/3% of the common shares of Circo Craft Co. Inc., a Quebec corporation; and

                 (d) The representations and warranties of the Company contained herein shall be true and correct in all material respects on and as of the Closing Date as though made on and as of such date.

                                   ARTICLE V

                           MANAGEMENT OF THE COMPANY

         Concurrently with the execution hereof, the Company and the Purchasers are entering into a Stockholders Agreement in the form attached hereto as Exhibit B (the "Stockholder Agreement"). Accordingly, the certificates evidencing the Securities will contain certain legended information set forth in the Stockholder Agreement.

                                   ARTICLE VI

                                 MISCELLANEOUS

         6.1 Notices. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows (or at such other address as may be substituted by notice given as herein provided):

         If to the Company:

                 Circo Craft Holding Company
                 c/o Mills & Partners
                 101 South Hanley Road, Suite 300
                 St. Louis, Missouri  63105
                 Attention:  David M. Sindelar

         Copies to:

                 Hicks, Muse, Tate & Furst Incorporated
                 200 Crescent Court, Suite 1600
                 Dallas, Texas  75201
                 Attention:  Lawrence D. Stuart, Jr.

                 Weil, Gotshal & Manges
                 100 Crescent Court, Suite 1300
                 Dallas, Texas  75201
                 Attention:  Thomas A. Roberts

         If to any Purchaser, at its address listed on the signature pages hereof or such other address as any Purchaser may provide by notice to the Company.

         Any notice or communication hereunder shall be deemed to have been given or made as of the date so delivered, if personally delivered; when receipt is acknowledged, if telecopied; and three calendar days after mailing if sent by registered or certified mail (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

         Failure to mail a notice or communication to a Purchaser or any defect in it shall not affect its sufficiency with respect to other Purchasers. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

         6.2 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         6.3 Successors and Assigns. This Agreement shall be binding upon the Company, each Purchaser and each of their respective successors and assigns.

         6.4 Duplicate Originals. All parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together shall represent the same agreement.

         6.5 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions shall not in any way be affected or impaired thereby

         6.6     No Waivers; Amendments.

                 (a) No failure or delay on the part of the Company or any Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy at law or in equity or otherwise.

                 (b) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company or the party against whom such amendment is operative.

                            SIGNATURES TO AGREEMENT


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the date first written above.

                                        CIRCO CRAFT HOLDING COMPANY



                                        By:     /s/
                                           -------------------------------------
                                        Name: Ellen L. Lipsitz
                                             -----------------------------------
                                        Title: Vice President
                                              ----------------------------------

                            SIGNATURES TO AGREEMENT


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the date first written above.

                                        Name of Purchaser:

                                        HICKS, MUSE, TATE & FURST EQUITY FUND
                                        III, L.P.

                                        By:     Hicks, Muse GP Partners III,
                                                L.P., its General Partner

                                                By:      Hicks, Muse Fund III
                                                         Incorporated, its
                                                         General Partner

                                        By:     /s/
                                        Name:  Lawrence D. Stuart, Jr.
                                        Title: Managing Director and
                                               Principal,
                                               Executive Vice President


                                        Address of Purchaser:

                                        c/o Hicks, Muse, Tate & Furst
                                        Incorporated
                                        200 Crescent Court, Suite 1600
                                        Dallas, Texas  75201
                                        Attention:  Lawrence D. Stuart, Jr.

                                        with a copy to:

                                        Weil, Gotshal & Manges
                                        100 Crescent Court, Suite 1300
                                        Dallas, Texas  75201-6950
                                        Attn: Thomas A. Roberts

                            SIGNATURES TO AGREEMENT


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the date first written above.


                                        Name of Purchaser:

                                        HM3 COINVESTORS, L.P.

                                        By:     Hicks, Muse GP Partners III,
                                                L.P., its General Partner

                                                By:     Hicks, Muse Fund III
                                                        Incorporated, its
                                                        General Partner


                                        By:    /s/
                                           -------------------------------------
                                        Name: Lawrence D. Stuart, Jr.
                                             -----------------------------------
                                        Title: Managing Director and Principal
                                               and Executive Vice President
                                              ----------------------------------

                                        Address of Purchaser:

                                        c/o Hicks, Muse, Tate & Furst
                                        Incorporated
                                        200 Crescent Court, Suite 1600
                                        Dallas, Texas  75201
                                        Attention:  Lawrence D. Stuart, Jr.

                                        with a copy to:

                                        Weil, Gotshal & Manges
                                        100 Crescent Court, Suite 1300
                                        Dallas, Texas  75201-6950
                                        Attn: Thomas A. Roberts

                            SIGNATURES TO AGREEMENT


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the date first written above.


                                        Name of Purchaser:



                                            /s/
                                        ----------------------------------------
                                        JAMES N. MILLS


                                        Address of Purchaser:

                                        c/o Mills & Partners, Inc.
                                        101 South Hanley Road
                                        St. Louis, Missouri  63105

                                        with a copy to:

                                        Weil, Gotshal & Manges
                                        100 Crescent Court, Suite 1300
                                        Dallas, Texas  75201-6950
                                        Attn: Thomas A. Roberts

                            SIGNATURES TO AGREEMENT


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the date first written above.


                                        Name of Purchaser:



                                        /s/
                                        ----------------------------------------
                                        DAVID M. SINDELAR


                                        Address of Purchaser:

                                        c/o Mills & Partners, Inc.
                                        101 South Hanley Road
                                        St. Louis, Missouri  63105

                                        with a copy to:

                                        Weil, Gotshal & Manges
                                        100 Crescent Court, Suite 1300
                                        Dallas, Texas  75201-6950
                                        Attn:  Thomas A. Roberts

                            SIGNATURES TO AGREEMENT


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the date first written above.


                                        Name of Purchaser:



                                              /s/
                                        ----------------------------------------
                                        LARRY S. BACON


                                        Address of Purchaser:

                                        c/o Mills & Partners, Inc.
                                        101 South Hanley Road
                                        St. Louis, Missouri  63105

                                        with a copy to:

                                        Weil, Gotshal & Manges
                                        100 Crescent Court, Suite 1300
                                        Dallas, Texas  75201-6950
                                        Attn:  Thomas A. Roberts

                            SIGNATURES TO AGREEMENT


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the date first written above.


                                        Name of Purchaser:



                                            /s/
                                        ----------------------------------------
                                        ELLEN L. LIPSITZ


                                        Address of Purchaser:

                                        c/o Mills & Partners, Inc.
                                        101 South Hanley Road
                                        St. Louis, Missouri  63105

                                        with a copy to:

                                        Weil, Gotshal & Manges
                                        100 Crescent Court, Suite 1300
                                        Dallas, Texas  75201-6950
                                        Attn:  Thomas A. Roberts

                            SIGNATURES TO AGREEMENT


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the date first written above.


                                        Name of Purchaser:



                                            /s/
                                        ----------------------------------------
                                        W. THOMAS McGHEE


                                        Address of Purchaser:

                                        c/o Mills & Partners, Inc.
                                        101 South Hanley Road
                                        St. Louis, Missouri  63105

                                        with a copy to:

                                        Weil, Gotshal & Manges
                                        100 Crescent Court, Suite 1300
                                        Dallas, Texas  75201-6950
                                        Attn:  Thomas A. Roberts

                            SIGNATURES TO AGREEMENT


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the date first written above.


                                        Name of Purchaser:



                                             /s/
                                        ----------------------------------------
                                        ROBERT N. MILLS


                                        Address of Purchaser:

                                        c/o Mills & Partners, Inc.
                                        101 South Hanley Road
                                        St. Louis, Missouri  63105

                                        with a copy to:

                                        Weil, Gotshal & Manges
                                        100 Crescent Court, Suite 1300
                                        Dallas, Texas  75201-6950
                                        Attn:  Thomas A. Roberts

                            SIGNATURES TO AGREEMENT


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the date first written above.


                                        Name of Purchaser:



                                            /s/
                                        ----------------------------------------
                                        R V LINN


                                        Address of Purchaser:

                                        c/o Mills & Partners, Inc.
                                        101 South Hanley Road
                                        St. Louis, Missouri  63105

                                        with a copy to:

                                        Weil, Gotshal & Manges
                                        100 Crescent Court, Suite 1300
                                        Dallas, Texas  75201-6950
                                        Attn:  Thomas A. Roberts

                            SIGNATURES TO AGREEMENT


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the date first written above.


                                        Name of Purchaser:



                                            /s/
                                        ----------------------------------------
                                        JUDY A. ROWDEN


                                        Address of Purchaser:

                                        c/o Mills & Partners, Inc.
                                        101 South Hanley Road
                                        St. Louis, Missouri  63105

                                        with a copy to:

                                        Weil, Gotshal & Manges
                                        100 Crescent Court, Suite 1300
                                        Dallas, Texas  75201-6950
                                        Attn:  Thomas A. Roberts

                            SIGNATURES TO AGREEMENT


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the date first written above.


                                        Name of Purchaser:



                                            /s/
                                        ----------------------------------------
                                        TIMOTHY L. CONLON


                                        Address of Purchaser:

                                        c/o Mills & Partners, Inc.
                                        101 South Hanley Road
                                        St. Louis, Missouri  63105

                                        with a copy to:

                                        Weil, Gotshal & Manges
                                        100 Crescent Court, Suite 1300
                                        Dallas, Texas  75201-6950
                                        Attn:  Thomas A. Roberts

                                   Exhibit A


Purchaser:  Hicks, Muse, Tate & Furst Equity Fund III, L.P.
Number of Shares of Common Stock to be Purchased: 65,588,053
Purchase Price: $65,588,053.00

Purchaser:  Hicks, Muse & Co. Partners, L.P.
Number of Shares of Common Stock to be Purchased: 2,361,701
Purchase Price:  $2,361,701.00

Purchaser:  James N. Mills
Number of Shares of Class A Common Stock
         to be Purchased: 3,274,667
Purchase Price: $32,746.67

Purchaser:  David M. Sindelar
Number of Shares of Class A Common Stock
         to be Purchased: 1,991,111
Purchase Price: $19,911.11

Purchaser:  Larry S. Bacon
Number of Shares of Class A Common Stock
         to be Purchased: 426,667
Purchase Price: $4,266.67

Purchaser:  Ellen L. Lipsitz
Number of Shares of Class A Common Stock
         to be Purchased: 213,333
Purchase Price: $2,133.33

Purchaser:  W. Thomas McGhee
Number of Shares of Class A Common Stock
         to be Purchased: 426,667
Purchase Price: $4,266.67

Purchaser:  Robert N. Mills
Number of Shares of Class A Common Stock
         to be Purchased: 288,000
Purchase Price: $2,880.00

Purchaser:  R.V. Linn
Number of Shares of Class A Common Stock
         to be Purchased: 213,333
Purchase Price: 2,133.33

Purchaser:  Judy A. Rowden
Number of Shares of Class A Common Stock
         to be Purchased: 64,000
Purchase Price: $640.00

Purchaser:  Timothy L. Conlon
Number of Shares of Class A Common Stock
         to be Purchased: 213,333
Purchase Price: $2,133.33